Exhibit 99.1

Northern Oil and Gas, Inc. Announces Registered Direct Common Stock Offering

Wayzata, Minnesota – June 24, 2009 – Northern Oil and Gas, Inc. (NYSE Amex: NOG) (“Northern Oil”) today announced that it has agreed to sell 2,250,000 shares of its common stock to certain purchasers through a registered direct offering priced at $6.00 per share, resulting in gross proceeds of approximately $13.5 million. C.K. Cooper & Company acted as lead placement agent on the transaction.

Northern Oil expects to use the net proceeds from the offering to repay a portion of the current borrowings under its revolving credit facility, primarily including borrowings incurred in connection with its recently announced acquisition of additional Bakken assets.

The offering was conducted pursuant to Northern Oil’s effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement. Copies of the final prospectus, including the prospectus supplement, can be obtained at the SEC’s website, www.sec.gov, or from C. K. Cooper & Company, 18300 Von Karman Avenue, Suite 700, Irvine, CA 92612.

ABOUT NORTHERN OIL AND GAS, INC.

Northern Oil is an exploration and production company based in Wayzata, Minnesota with activities focused primarily in the Rocky Mountain Region of the United States, specifically the Williston Basin.  More information about Northern Oil can be found at www.NorthernOil.com or by calling investor relations at 772-219-7525.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about expected use of proceeds, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern Oil’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which Northern Oil conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting Northern Oil’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

SOURCE: Northern Oil and Gas, Inc.

CONTACT: Investor Relations: 772-219-7525